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                                                                     Exhibit 28


Smith, Goolsby,                                   R. MILTON GOOLSBY, C.P.A.
Artis & Reams, P.S.C.                                JOHN W. ARTIS, C.P.A.
                                                    LARRY I. WITHERS, C.P.A.
                                                   STEPHEN W. KANOUSE, C.P.A.
                                                    DELMAR H. FRALEY, C.P.A.
                                                   RODNEY M. ROBINEYTE, C.P.A.
                                                         --------------
                                                    G. DALE SWENTZEL, C.P.A.
                                                   STUART T. BLEVINS, C.P.A.
                                                    DAVID K. WHALEY, C.P.A.
                                                   SHARON R. KRETZER, C.P.A.
                                                    THERESA C. LYONS, C.P.A.

CERTIFIED PUBLIC ACCOUNTANTS
P.O. BOX 551  1330 CARTER AVE.
ASHLAND, KENTUCKY 41105-0551
(606) 329-1171 FAX (606) 325-0590


Board of Directors
Classic Bancshares, Inc.

                           INDEPENDENT ACCOUNTANT'S REPORT

We have reviewed the accompanying consolidated statement of condition as of June 30, 2001 and the related consolidated statements of income and comprehensive income for the three month period ended June 30, 2001 and 2000, and cash flows for the three month periods ended June 30, 2001 and 2000, in accordance with Statement on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. The financial statements are the responsibility of the corporation's management.

A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with generally accepted accounting principles.

We have previously audited, in accordance with generally accepted auditing standards, the consolidated statement of financial condition as of March 31, 2001, and the related consolidated statements of income, comprehensive income, stockholders' equity and cash flows for the year then ended (not presented herein) and in our report dated June 15, 2001, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying consolidated statement of financial condition as of March 31, 2001, is fairly stated, in all material respects, in relation to the consolidated statement of financial condition from which it has been derived.



/s/ Smith, Goolsby, Artis & Reams, P.S.C.

Ashland, Kentucky
August 8, 2001